BLVD HOLDINGS, INC. 8-K/A

Exhibit 99.2

GOUDAS FOOD PRODUCTS AND INVESTMENTS LIMITED

CONDENSED FINANCIAL STATEMENTS

JANUARY 31, 2014

(Amounts expressed In Canadian Dollars)

(Unaudited)

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GOUDAS FOOD PRODUCTS AND INVESTMENTS LIMITED

CONDENSED FINANCIAL STATEMENTS

JANUARY 31, 2014

(Amounts expressed In Canadian Dollars)

(Unaudited)

TABLE OF CONTENTS

Condensed Balance Sheet as of January 31, 2014 (unaudited)	3

Unaudited Condensed Statement of Operations for the three months ended January 31, 2014	4

Unaudited Condensed Statement of Cash Flows for the three months ended January 31, 2014	5

Unaudited Condensed Notes to condensed Financial Statements	6-14

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GOUDAS FOOD PRODUCTS AND INVESTMENTS LIMITED

CONDENSED BALANCE SHEET

AS OF

JANUARY 31, 2014

(Amounts expressed In Canadian Dollars)

(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$—
Accounts Receivable	6,592,832
Inventories	5,369,440
Prepaid expenses and other current assets	1,175,745
Total Current Assets	13,138,017
Property and equipment, net	1,112,560
Goodwill and intangible assets, net	—
Other non current assets	407,547
Total Assets	$14,658,124
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Cash disbursed in excess of available balance	$121,145
Bank Indebtedness	7,259,915
Accounts Payable	4,188,821
Total Current Liabilities	11,569,881
Non current liabilities	3,750,178
Stockholders' (deficit) equity:
Common stock -$1 par value, 2 authorized shares	2
Accumulated deficit	(661,937)
Total Stockholders' Equity (Deficit)	(661,935)
Total Liabilities and stockholder’s equity	$14,658,124

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GOUDAS FOOD PRODUCTS AND INVESTMENTS LIMITED

CONDENSED STATEMENT OF OPERATIONS

FOR THREE MONTHS ENDING

JANUARY 31, 2014

(Amounts expressed In Canadian Dollars)

(Unaudited)

Net revenue	$7,922,143
Cost of goods sold	6,514,706
Gross profit	1,407,437
Operating expenses	1,389,225
Income from operations	18,212

Other income (expense), net	—
Income before provision for income taxes	18,212

Provision for income taxes	—
Net income	$18,212

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GOUDAS FOOD PRODUCTS AND INVESTMENTS LIMITED

CONDENSED STATEMENT OF CASH FLOWS

FOR THREE MONTHS ENDING

JANUARY 31, 2014

(Amounts expressed In Canadian Dollars)

(Unaudited)

Cash flows from operating activities:	$8,212
Net earnings
Adjustments to reconcile net income to net cash provided by operating activities

Changes in operating assets and liabilities
Depreciation and amortization of capital assets	53,000
Increase in prepaid expenses	29,626
Increase in accounts payable	671,685
Increase in inventory	(311,860)
Increase in accounts receivable	(876,748)
Net cash used by operating activities	(416,085)

Cash flows from investing activities:
Purchases of property and equipment	(16,507)
Cash flows used in investing activities	(16,507)
Cash flows from financing activities:
Loan principal payment	(28,338)
Cash flows used in financing activities	(28,338)
Net decrease in cash and cash equivalents	$(460,930)

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GOUDAS FOOD PRODUCTS AND INVESTMENTS LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

JANUARY 31, 2014

(Amounts expressed in Canadian Dollars)

(Unaudited)

1. Nature of Business

Goudas Food Products and Investments Limited (the “Company”) was incorporated under the laws of the Province of Ontario, Canada on June 28, 1973. The Company imports and packages food products and sells to supermarkets, food service and retail customers.

2. Basis of Presentation

Basis of presentation

These financial statements have been prepared for the Condensed three months period ended January 31, 2014.

The accompanying unaudited condensed financial statements do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with Canadian generally accepted accounting principles; however, such information reflects all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the condensed period. The condensed financial statements should be read in conjunction with the audited Financial Statements and Notes thereto for the year ended October 31, 2013. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments of a normal recurring nature considered necessary to fairly state the financial position of the Company at January 31, 2014, the results of its operations for the three month period ended January 31, 2014, and its cash flow for the three-month period ended January 31, 2014.

The condensed financial statements include the accounts of the Company. The Company has no subsidiaries. The financial statements were prepared in accordance with Canadian accounting standards for private enterprises (“ASPE”).

3. Subsequent Event – Business Acquisition Transaction and Accounting

On April 3, 2014, BLVD Holdings, Inc. (“BLVD” or the “Registrant”) entered into a Purchase Agreement with Goudas Foods Products & Investments Limited (“Goudas”), a corporation incorporated under the laws of the Province of Ontario, Peter Spyros Goudas and Patricia Goudas to purchase one hundred percent (100%) of the outstanding shares of Goudas Foods. In connection with the acquisition, BLVD issued to Peter Goudas i) 400,000 common shares; and (ii) 167,200 convertible preferred shares and Goudas Foods merged into the Registrant.

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As a result of the Acquisition, Goudas Food Products and Investments Limited became a wholly-owned subsidiary of the Registrant. Following the Acquisition, the Registrant had 7,380,000 shares of common stock, par value $.001 per share (the “Common Stock” or “Common Shares”) outstanding and 167,200 shares of Series A 6% 2014 Convertible Redeemable Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”). In connection with the merger, existing stockholders of the Registrant retained 6,980,000 common shares.

The significant components of the transaction are as follows:

Current assets	$11,751,956
Property and equipment	995,185
Other assets	364,551
Total assets acquired	13,111,692
Less: liabilities assumed	11,862,826
Net assets acquired	1,248,866
Consideration paid (common and preferred stock)	5,672,000
Excess- identifiable intangible assets and goodwill	$4,423,134

The Acquisition has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the total purchase price is allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for Goudas Foods, we may engage a third party independent valuation specialist, however as of the date of this report, the valuation has not been undertaken. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of April 3, 2014. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of property and equipment and other assets acquired; (ii) finalization of the valuations and useful lives for intangible assets; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company expects the purchase price allocations for the acquisition of Goudas Foods to be completed by the end of the fourth quarter of 2014. BLVD estimated the fair value of the BLVD shares issued on a preliminary basis based on quoted market value on the closing date, net of an approximately 10% discount to recognize the legal restrictions imposed by the United States federal securities laws.

Trade names are amortized on a straight-line basis over their estimated lives of one year. Customer relationships are amortized based on the future expected revenues, with weighted average amortization periods. Non-compete agreements and employment agreements are amortized over their contractual lives.

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